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                                                                   Exhibit 10.43

September 21, 1999



Mr. Graham G. Pattison
145 Baytech Drive
San Jose, CA 95134


Dear Graham:

This letter will set forth the agreement between you and Verilink Corporation regarding the relocation of Verilink's San Jose operations to its Huntsville location. In consideration of your managing a successful transition to Huntsville as Verilink's CEO by December 31, 1999, Verilink shall pay you a bonus of $300,000. This bonus shall be subject to applicable withholdings and shall be paid on or before December 31, 1999.


Very truly yours,


VERILINK CORPORATION


By: /s/ John C. Batty, CFO
   ------------------------
     John C. Batty, CFO